UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013 (May 20, 2013)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the document described below.  The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as an exhibit.

On May 20, 2013, with an effective date as of May 13, 2013, Quick-Med Technologies, Inc. (the “Company” or "we")  and the U.S. Army Medical Research and Material Command entered in to an agreement for the Company to provide Small Business Innovative Research (SBIR) Phase I research in “Development of Technologies the Control Scar Contracture after Burn Injuries”. The agreement provides payments to the Company of $149,999 over the period from May 15, 2013 through December 15, 2013.

Phase I is to determine the scientific or technical merit of ideas submitted to the U.S. Army by the Company. Phase II awards could be made in the government’s fiscal year 2014 (October 1, 2013 to September 30, 2014) if the approaches appear sufficiently promising as a result of Phase I and could cover 2-5 many years of effort over a period generally not to exceed 24 months.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exh. No.	Description

10.1	Award/Contract between Quick-Med Technologies, Inc. and the U.S. Army Medical Research and Material Command effective as of May 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: May 29, 2013
/s/ Paul Jenssen
Paul Jenssen, Chief Financial Officer (Principal Financial and Accounting Officer)